Exhibit 99.1

Aziyo Biologics and LeMaitre Vascular Partner for the Distribution of Aziyo’s Cardiovascular Portfolio

SILVER SPRING, Md., April 20, 2023 — Aziyo Biologics, Inc. (Nasdaq: AZYO) (“Aziyo”), a company that develops and commercializes biologic products to improve compatibility between medical devices and the patients who need them, today announced it has entered into a distribution agreement with LeMaitre Vascular, Inc. (Nasdaq: LMAT) (“LeMaitre”), a provider of vascular devices, implants and services. Under the agreement terms, Aziyo will grant LeMaitre exclusive U.S. distribution rights for the products within its cardiovascular segment: ProxiCor® PC, ProxiCor® CTR, Tyke® and VasCure®.

“We are thrilled to collaborate with LeMaitre, an established leader in the vascular space, to distribute our cardiovascular surgery products,” said Dr. Randy Mills, President and Chief Executive Officer of Aziyo. “Our products are designed to be highly efficacious across a wide range of applications, and we look forward to expanding their availability by leveraging LeMaitre’s much larger commercial organization. This partnership should increase our operational efficiency as we focus our commercial resources behind our CanGaroo Envelope, which is utilized to help reduce complications associated with implantable electronic devices such as pacemakers, defibrillators and neuromodulation devices.”

Aziyo’s cardiovascular products are based on an extracellular matrix derived from porcine small intestine submucosa, which has been shown to modulate biologic healing response and reduce inflammation in a range of surgical applications. The products include: Proxicor® PC, used for pericardial closure; ProxiCor® CTR, used for cardiac tissue repair; Tyke®, the only extracellular matrix cleared for neonatal and infant patch, pledget and intracardiac repair; and VasCure® for vascular repair. The term of the collaboration is three years, and LeMaitre will have the exclusive option to acquire the product line following the first year or under certain other circumstances.

David Roberts, LeMaitre’s President, commented, “We are pleased to be partnering with Aziyo to add these next-generation products to our U.S. product offering and to provide our vascular and cardiac surgeons an extracellular option in addition to our existing range of biologic patches.”

About Aziyo Biologics

Aziyo develops and commercializes biologic products to improve compatibility between medical devices and the patients who need them. With a growing population in need of implantable technologies, Aziyo’s mission is to humanize medical devices to improve patient outcomes. For more information, visit www.Aziyo.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” “promise” or similar references to future periods. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements and information concerning the effectiveness of our products, the ability to expand availability of our products or increase our operational efficiency as a result of our distribution arrangement with LeMaitre, and the potential success of our distribution arrangement with LeMaitre. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect our business, strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, and other important factors that may cause actual results, performance or achievements to differ materially from those contemplated or implied in this press release, including, but not limited to, risks regarding the ability to successfully execute or realize the anticipated benefits under our distribution arrangement with LeMaitre; our inability to generate sufficient revenue to achieve or sustain profitability; adverse changes in economic conditions and instability and disruption of credit markets; our ability to continue as a going concern; our products and our ability to enhance, expand, develop and commercialize its product offerings; the impact on our business of the recall of a single lot of our FiberCel product and the discontinuation of its sales by our distribution partner; our dependence on our commercial partners; physician awareness of the distinctive characteristics, and acceptance by the medical community, of our products; the ability to obtain regulatory approval or other marketing authorizations; and our intellectual property rights, and other important factors which can be found in the “Risk Factors” section of Aziyo’s public filings with the Securities and Exchange Commission (“SEC”), including Aziyo’s Annual Report on Form 10-K for the year ended December 31, 2022, as such factors may be updated from time to time in Aziyo’s other filings with the SEC, including, Aziyo’s Quarterly Reports on Form 10-Q, accessible on the SEC’s website at www.sec.gov and the Investor Relations page of Aziyo’s website at https://investors.aziyo.com. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. Any forward-looking statement made by Aziyo in this press release is based only on information currently available and speaks only as of the date on which it is made. Except as required by applicable law, Aziyo expressly disclaims any obligations to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investors:
Matt Steinberg
FINN Partners
matt.steinberg@finnpartners.com

Media:
Courtney Guyer
Aziyo Biologics, Inc.
PR@aziyo.com